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EXHIBIT 99.1



        Thursday September 11, 2003                       Roger Bosma
                                                          President & CEO

                                                          Joseph F. Hurley
                                                          EVP & CFO
                                                          973-697-2000

LAKELAND BANCORP ANNOUNCES 5% STOCK DIVIDEND

OAK RIDGE, NJ -September 11, 2003 - The Board of Directors of Lakeland Bancorp (NASDAQ: LBAI) announced today a 5% stock dividend, which will be payable on October 15, 2003 to shareholders of record as of the close of business on September 30, 2003.

Lakeland Bancorp is the bank holding company for Lakeland Bank having thirty-eight (38) banking offices in northern New Jersey with total assets in excess of $1.5 billion. Lakeland recently completed its acquisition of CSB Financial Corp., which added four Bergen County branches to its network.








THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS "BELIEVES", "EXPECTS", AND SIMILAR WORDS OR VARIATIONS. SUCH STATEMENTS ARE NOT HISTORICAL FACTS AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN INTEREST RATES, ECONOMIC CONDITIONS, DEPOSIT AND LOAN GROWTH, LOAN LOSS PROVISIONS, CUSTOMER RETENTION, OR FAILURE TO REALIZE EXPECTED COST SAVINGS OR REVENUE ENHANCEMENTS FROM ACQUISITIONS. LAKELAND BANCORP ASSUMES NO OBLIGATION FOR UPDATING ANY SUCH FORWARD-LOOKING STATEMENTS AT ANY TIME.